Exhibit 5.1-----Opinion re: legality and Consent of Counsel.

Joel Seidner, Esq.
880 Tully Road #50
Houston, Texas 77079
voice:  (281) 493-1311
fax:  (281) 667-3292

December 18, 2007

Kent Watts, Chief Executive Officer
Hyperdynamics Corporation
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, TX 77478

Dear Mr. Watts:

As counsel for Hyperdynamics Corporation, a State of Delaware corporation (the “Company”), you have requested me to render this opinion in connection with the Registration Statement of the Company on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission relating to a shelf offering of common stock par value $.001 per share (the “Common Stock”), preferred stock, warrants and debt securities in the aggregate amount of $50,000,000.00, and, the sale of 544,000 shares of Common Stock by certain security holders of the Company who are listed as the Selling Stockholder in the Registration Statement.

I am familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, I have reviewed the Registration Statement and such other documents and certificates of public officials and of Officers of the Company with respect to the accuracy of the factual matters contained therein as I have felt necessary or appropriate in order to render the opinions expressed herein. In making my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions I have not independently verified.

In rendering this opinion, I have assumed that (i) the Company will have taken all necessary corporate action to approve the issuance and terms of the Securities; (ii) at the time of any offering of Common Stock, Preferred Stock, Warrants or convertible Debt Securities, the Company will have such number of shares of Common Stock or Preferred Stock, as applicable, as set forth in such offering or sale, authorized and available for issuance; (iii) all Securities issuable upon conversion, exchange, settlement or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise; (iv) definitive indentures or agreements with respect to the Securities, as described in the Registration Statement and the applicable prospectus supplement(s) and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; (v) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement(s) or indenture(s); (vi) the charter documents of the Company have not been amended after today as to the assessability of securities; and (vii) any Debt Securities will not contain any provisions that would justify prudent legal counsel, giving an enforceability opinion thereon, to carve out an express limitation, qualification, assumption or exception to address such provision.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and I disclaim any opinion as to the laws of any other jurisdiction. I expressly assume that any Securities that are contracts will be governed by and construed in accordance with Texas law; this assumption may, in fact, not be correct. I express no opinion as to the applicable choice of laws rules that may affect the interpretation or enforcement of the Securities. I further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as I have deemed necessary and appropriate for the purpose of our opinion, and subject to the assumptions, limitations and qualifications expressed herein, it is our opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.	The shares of Common Stock owned by the Selling Stockholder are validly issued, fully paid and nonassessable.

3.
The shares of Common Stock in the shelf offering, at such time as the Board of directors will have taken all actions, and passed all resolutions necessary to authorize the issuance and sale of the securities, and all regulatory approvals will have been received, and when the Common Stock is sold pursuant to the Form S-3, will be validly issued, fully paid and nonassessable, and after receipt of payment therefor or when issued upon conversion, exchange, settlement or exercise of overlying Preferred Stock, Debt Securities or Warrants in accordance with the terms of such overlying security, will be legally issued, fully paid and non-assessable.

4.
The Warrants in the shelf offering, at such time as the Board of directors will have taken all actions, and passed all resolutions necessary to authorize the issuance and sale of the securities, and all regulatory approvals will have been received, and when the Common Stock is sold pursuant to the Form S-3, will be validly issued, fully paid and nonassessable, and after receipt of payment therefor or when issued upon conversion, exchange, settlement or exercise of overlying Preferred Stock, Debt Securities or Warrants in accordance with the terms of such overlying security, will be legally issued, fully paid and non-assessable, and after receipt of payment therefor or when issued upon conversion, exchange, settlement or exercise of overlying Preferred Stock, Debt Securities or Warrants in accordance with the terms of such overlying security, will be legally issued, fully paid and non-assessable.

5.
The Debt Securities in the shelf offering, at such time as the Board of directors will have taken all actions, and passed all resolutions necessary to authorize the issuance and ale of the securities, and all regulatory approvals will have been received, and when the Common Stock is sold pursuant to the Form S-3, will be validly issued, fully paid and nonassessable, and after receipt of payment therefor, will constitute binding obligations of the Company, subject (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity (including without limitation standards of materiality, good faith, fair dealing and reasonableness), whether such enforceability is considered in any proceeding in equity or at law.

6.
The Preferred Stock in the shelf offering, at such time as the Board of directors will have taken all actions, and passed all resolutions necessary to authorize the issuance and sale of the securities, and all regulatory approvals will have been received, and when the Common Stock is sold pursuant to the Form S-3, will be validly issued, fully paid and nonassessable, and after receipt of payment therefor or when issued upon conversion, exchange, settlement or exercise of overlying Preferred Stock, Debt Securities or Warrants in accordance with the terms of such overlying security, will be legally issued, fully paid and non-assessable.

I understanding that an unqualified opinion must be filed prior to the time any sales are made under the shelf offering registration statement, either in a post-effective amendment pursuant to Rule 462(d) (a post-effective amendment solely to add exhibits that is automatically effective upon filing) or through incorporation by reference into the registration statement by filing under cover of Form 8-K

I consent to the use in the Registration Statement of the reference to Joel Seidner, Esq. as an expert under the heading “ INTEREST OF NAMED EXPERTS AND COUNSEL.”

This opinion is conditioned upon the Registration Statement being declared effective by the Securities and Exchange Commission and upon compliance by the Company with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Joel Seidner, Esq.
Joel Seidner, Esq.